STOCK PURCHASE AGREEMENT             EXHIBIT 10.2


         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into effective as of August 27, 1997 (the "Effective Date"), by and between _____________________ ("Seller"), and Day Runner, Inc., a Delaware corporation ("Purchaser").

         WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, ________ shares of Common Stock of Purchaser (the "Shares") on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the above recital and the mutual promises and covenants set forth below, the parties hereto hereby agree as follows:

          1.       Purchase and Sale of Stock.

                   1. 1 Purchase. On the basis of and in reliance upon the representations and warranties set forth herein and subject to the terms and conditions of this Agreement, Seller hereby sells, transfers, and assigns to Purchaser, and Purchaser hereby purchases from Seller, the Shares for a purchase price equal to the closing price of a share of Purchaser's Common Stock on the Nasdaq National Market System on the Effective Date multiplied by the number of Shares (the "Purchase Price").

                   1. 2 Delivery of Shares; Payment. Prior to the close of business on September 4, 1997, Seller shall deliver the Shares to Purchaser by either (a) delivering to Purchaser an original executed Assignment Separate from Certificate, together with a stock certificate representing all or a portion of the Shares and/or (b) causing the Shares (or such portion of the Shares not delivered in accordance with Section 1.2(a) hereof) to be transferred electronically to the account of Montgomery Securities, 600 Montgomery Street, San Francisco, California (DTC Account No. 773) for further credit to the account of Purchaser (Account No. 110-61298). Within three business days after the receipt of the Shares, Purchaser will pay or cause to be paid to Seller the Purchase Price by check or wire transfer at the election of Purchaser.

                   1. 3 No Additional Consideration. Except for the Purchase Price set forth in this Section 1 hereof, Seller is neither owed nor entitled to any additional compensation or consideration from Purchaser or its directors, officers, agents, representatives or stockholders with respect to the purchase and sale of the Shares.

          2. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser as follows:

                   2. 1 Ownership of the Shares. Seller is the lawful record and beneficial owner of, and has good and marketable title to, the Shares. The Shares are owned by Seller free and clear of all liens, encumbrances, security interests, equities, claims, options, licenses, charges and assessments, and are subject to no restrictions with respect to transferability by Seller to Purchaser except compliance with applicable securities laws. Upon delivery of the Shares to Purchaser, Seller shall have conveyed to Purchaser good and marketable title in and to the Shares free and clear of all liens, encumbrances, security interests, equities, claims, options, licenses, charges, assessments and restrictions whatsoever. The Shares do not represent more than 10% of all shares of Common Stock of Purchaser that Seller beneficially owns as of the Effective Date, and for purposes of determining such percentage ownership, all shares of Common Stock of Purchaser that are subject to outstanding options or warrants, whether vested or unvested, held by Seller or an affiliate of Seller as of the Effective Date shall be deemed beneficially owned by Seller. The Shares do not exceed the maximum number of shares of Common Stock of Purchaser that Seller, as of the Effective Date, could sell pursuant to Rule 144 under the Securities Exchange Act of 1934.

                   2. 2 Authority. Seller represents and warrants that all action by Seller necessary for the sale of the Shares pursuant to this Agreement and the performance of Seller's obligations hereunder has been taken. Seller further represents that this Agreement is a legal, valid and binding obligation of Seller enforceable in accordance with its terms, that Seller has all right, legal capacity, authority and requisite legal power to enter into this Agreement and to carry out and perform Seller's obligations under the terms of this Agreement. The execution and delivery of, and the performance of the obligations under, this Agreement by Seller do not and will not contravene or result in any breach of any law or of any regulation, order, writ, injunction or decree of any court, tribunal, governmental body, authority, agency or instrumentality applicable to Seller or the Shares, nor do or will such execution, delivery or performance violate, conflict with or result in (or with notice or lapse of time or both result in) a breach of or default under any term or provision of any agreement, oral or written, to which Seller is a party or is bound or to which the Shares are subject.

                   2. 3     Disclosure.

                   (a)      (Seller to check and initial the box that applies):

                  Seller is currently an executive officer and/or a director of Purchaser and, in such capacity, Seller is familiar with and fully informed with respect to Purchaser's business, operations, financial condition, affairs and prospects.

                  If Seller is a trust, then its trustee (or one of its trustees) is a beneficial owner of the Shares, is currently an executive officer and/or director of Purchaser and has executed this Agreement on behalf of such trust, and by virtue of such relationship with Purchaser, such trustee is familiar with and fully informed with respect to Purchaser's business, operations, financial condition, affairs and prospects.

                  If Seller is a partnership, then its general partner (or an officer or affiliate of its general partner) is a beneficial owner of the Shares, is currently an executive officer and/or director of Purchaser and has executed this Agreement on behalf of such partnership, and by virtue of such relationship with Purchaser, such person is familiar with and fully informed with respect to Purchaser's business, operations, financial condition, affairs and prospects.

                  If Seller is a corporation, then its chief executive officer (or one of its executive officers) is a beneficial owner of the Shares, is currently an executive officer and/or director of Purchaser and has executed this Agreement on behalf of such corporation, and by virtue of such relationship with Purchaser, such person is familiar with and fully informed with respect to Purchaser's business, operations, financial condition, affairs and prospects.

                 (b) Seller has had an opportunity to seek the advice of counsel with regard to the sale of the Shares under, and with regard to the other terms of, this Agreement. Seller and/or Seller's advisors have had a reasonable opportunity to ask questions of and receive answers from Purchaser, or a person or persons acting on its behalf, concerning this transaction, and to obtain additional information, to the extent possessed by Purchaser or obtainable by Purchaser without unreasonable effort or expense. To Seller's best knowledge and belief,all such questions have been answered to the full satisfaction of Seller. Seller has had sufficient opportunity to review Purchaser's historical and current financial data.

                 (c) Seller is not aware of any material adverse non-public information concerning Purchaser or its business, operations, financial condition, affairs or prospects that Seller has not disclosed in all material respects to the Board of Directors of Purchaser.

          2. 4 Brokers. No broker, finder or other person is entitled to any broker's, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby by reason of any claim arising by, through or under Seller.

          2. 5 Adequacy of Consideration. The consideration Seller is receiving in exchange for the consideration Seller is giving under this Agreement is fair, just and reasonable. Seller is aware that the value of the Shares is subject to considerable potential fluctuation and may now, or in the future, have an actual value substantially above, or below, the Purchase Price Purchaser is paying therefor, and it is possible that Seller might realize a higher price for the Shares if Seller held them for an additional period. Seller has such knowledge of business, financial and legal matters, and has had sufficient access to experts on such matters, to assess the value of the Shares and the advisability of this transaction.

          2. 6     Miscellaneous Representations.

                   (a) Seller and/or Seller's advisors have such knowledge and experience in financial, tax and business matters to enable Seller and/or them to utilize the information made available to Seller and/or them in connection with the sale of the Shares, to evaluate the merits and risks of the transaction and to make an informed decision with respect thereto.

                   (b) Seller understands that the tax consequences to Seller from the sale of the Shares depend on Seller's individual circumstances and Seller has not received or relied on any advice from Purchaser or its agents or representatives regarding such tax consequences.

          3. Representations and Warranties of Purchaser. Purchaser represents and warrants that all action by Purchaser necessary for the purchase of the Shares pursuant to this Agreement and the performance of Purchaser's obligations hereunder has been taken. Purchaser further represents that this Agreement is a legal, valid and binding obligation of Purchaser enforceable in accordance with its terms. The execution and delivery of, and the performance of the obligations under, this Agreement by Purchaser do not and will not contravene or result in any breach of any law or of any regulation, order, writ, injunction or decree of any court, tribunal, governmental body, authority, agency or instrumentality, nor do or will such execution, delivery or performance violate, conflict with or result in (or with notice or lapse of time or both result in) a breach of or default under any term or provision of any agreement, oral or written, to which Purchaser is a party or is bound. Purchaser is not aware of any material nonpublic information concerning Purchaser or its business, operations, financial condition, affairs or prospects that Purchaser has not disclosed in all material respects to Seller.

          4. Market Stand-Off Agreement. Seller agrees not to sell, offer to sell or contract to sell, directly or indirectly, any shares of Common Stock (or other securities) of Purchaser owned beneficially or of record by Seller at any time during the 60-day period following the Effective Date.

          5. Indemnification. Each party hereto shall indemnify and hold harmless the other party in respect of: (a) any and all loss, liability, damage or deficiency resulting from any breach of the representations and warranties of such party set forth in this Agreement, or from the breach or nonfulfillment of any covenant or agreement on the part of such indemnifying party under this Agreement; and (b) any and all actions, suits, proceedings, judgments, costs and expenses (including reasonable legal fees) incident to the foregoing. No party shall be entitled to indemnification pursuant to this Section 5 unless such party shall have given prompt notice of the relevant claim to the party from whom indemnification is sought and shall have provided such party with the opportunity to conduct the defense thereof at its own expense.

 6.       Miscellaneous.

          6. 1 Notices. All notices and demands referred to or required herein or pursuant hereto shall be in writing, shall specifically reference this Agreement and shall be deemed to be duly sent and given upon actual delivery to and receipt by the relevant party (which notice, in the case of Purchaser, must be from an executive officer of Purchaser other than Seller even if Seller is an officer or authorized agent of Purchaser) or five days after deposit in the U.S. mail by certified or registered mail, return receipt requested, with postage prepaid, addressed to the other party at the address set forth on the signature page hereof (if, however, a party has given the other party due notice of another address for the sending of notices, then future notices shall be sent to such new address).

          6. 2 Legal Advice and Construction of Agreement. Each party represents that such party has had the opportunity to seek independent legal advice with respect to the advisability of entering into this Agreement and neither has been entitled to rely upon nor has in fact relied upon the legal or other advice of the other party or such other party's counsel in entering into this Agreement.

          6. 3 Parties' Understanding. Each party represents that such party has carefully read this Agreement, that such party fully understands the final and binding effect of this Agreement, that the only promises made to such party to sign this Agreement are those stated above, and that such party is signing this Agreement voluntarily.

          6. 4 Entire Agreement. This Agreement constitutes a single integrated contract expressing the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof.

          6. 5 Amendment. This Agreement and each provision hereof may be amended, modified, supplemented or waived only by a written document specifically identifying this Agreement and duly executed by each party hereto or the authorized representative of such party.

          6. 6 California Law and Location. This Agreement was negotiated, finalized and delivered within the State of California, and the rights and obligations of the parties hereto shall be construed and enforced in accordance with and governed by the internal (and not the conflict of laws) laws of the State of California applicable to the construction and enforcement of contracts between parties resident in California which are entered into and fully performed in California. Any action or proceeding arising out of, relating to or concerning this Agreement, including, without limitation, any claim of breach of contract, shall be filed in the state courts of the County of Los Angeles, State of California or in a United States District Court in the Central District of California and in no other location. The parties hereby waive the right to object to such location on the basis of venue.

          6. 7 Attorneys' Fees. In the event a lawsuit is instituted by either party concerning a dispute under this Agreement, the prevailing party in such lawsuit shall be entitled to recover from the losing party all reasonable attorneys' fees, costs of suit and expenses (including fees, costs and expenses of appeals), in addition to whatever damages or other relief the injured party is otherwise entitled to under law and in connection with such dispute.

          6. 8 Force Majeure. Neither Purchaser nor Seller shall be deemed in default if such party's performance or obligations hereunder are delayed or become impossible or impractical by reason of any act of God, war, fire, earthquake, strike, civil commotion, epidemic or any other cause beyond such party's reasonable control.

          6. 9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

          6. 10 Successors and Assigns. Neither party may assign this Agreement or any of such party's rights or obligations hereunder (including without limitation rights and duties of performance) to any third party or entity, and this Agreement may not be involuntarily assigned or assigned by operation of law, without the prior written consent of the non-assigning party, which consent may be given or withheld by such non-assigning party in the sole exercise of such party's discretion. Any prohibited assignment shall be null and void, and any attempted assignment of this Agreement in violation of this Section shall constitute a material breach of this Agreement and cause for its termination by and at the election by notice of the other party hereto. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and, except as otherwise provided herein, their respective legal successors and permitted assigns.

          6. 11 Survival. The representations and warranties herein shall survive the execution and delivery of this Agreement and each party hereto is estopped from making a claim which conflicts with such party's representations and warranties hereunder.

          6. 12 Limitation of Damages. Except as expressly set forth herein, in any action or proceeding arising out of, relating to or concerning this Agreement, including, without limitation, any claim of breach of contract, liability shall be limited to compensatory damages proximately caused by such breach and neither party shall, under any circumstances, be liable to the other party for consequential, incidental, indirect or special damages, including but not limited to lost profits or income, even if such party has been apprised of the likelihood of such damages occurring.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

PURCHASER:                                          SELLER (if an individual):
DAY RUNNER, INC.                                    Signature(s):




By:    /s/ Mark A. Vidovich                         Address:
Print Name:   Mark A. Vidovich
Title:   Chief Executive Officer
Address:     15295 Alton Parkway
             Irvine, CA 92718
             Attention: Chief Executive Officer
                                                    SELLER   (if  trust,
                                                    partnership or corporation):


                                                   (Print Name of Entity)

                                                    By:

                                                    Print Name:

                                                    Title:

                                                    By:

                                                    Print Name:

                                                    Title:

                                                    Address:



                               SCHEDULE OF SELLERS


           Name of Seller                          Number of Shares Repurchased

         Dennis Baglama                                     6,930
         Ronald Bianco                                     10,000
         Donald E. Bottinelli                               2,163
         James E. Freeman, Jr.                             27,329
         James P. Higgins                                   3,500
         O.S. II, Inc.                                     91,174
         Lakeside Enterprises                              10,000
         Stan Littley                                       4,158
         Dennis Marquardt                                  21,000
         Charles Miller                                     3,267
         Alan Rachlin                                      34,500
         Judy Tucker                                        7,827
         Mark Vidovich                                     70,000
         Richard Whatley                                    1,500
         Boyd Willat                                       23,236
         Felice Willat                                     31,210